Exhibit 23.1

                         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-128952 and 333-129771) pertaining to the 1999 and 2004 Stock Option Plan and Consultants Option Plans of AFP Imaging Corporation of our report dated October 11, 2007, with respect to the consolidated financial statements and schedule of AFP Imaging Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 2007.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

October 11, 2007